As filed with the U.S. Securities and Exchange Commission on December 23, 2020

Registration No. 333-___________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

VIVEON HEALTH ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	6770	85-2788202
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Viveon Health Acquisition Corp.
c/o Gibson, Deal & Fletcher, PC
Spalding Exchange
3953 Holcomb Bridge Road
Suite 200
Norcross Georgia 30092
Tel: (404) 861-5393

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jagi Gill
Chief Executive Officer
Viveon Health Acquisition Corp.
c/o Gibson, Deal & Fletcher, PC
Spalding Exchange
3953 Holcomb Bridge Road
Suite 200
Norcross Georgia 30092
Tel: (404) 861-5393

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum Tahra Wright Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 (212) 407-4990 — Facsimile	Alexandria Kane White and Williams LLP 7 Times Square, Suite 2900 New York, New York 10036 (212) 244-9500

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this offering.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-251112

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)(2)	Amount Of Registration Fee
Units, each consisting of one share of common stock, $0.0001 par value, one Warrant entitling the holder to purchase one-half of a share of common stock, and one right to receive one-twentieth of a share of common stock(2)	575,000	$10.00	$5,750,000	$627.33
Shares of common stock, $0.0001 par value, included as part of the units	575,000	—	—	0	(3)
Warrants included as part of the units	575,000	—	—	0	(3)
Rights included as part of the units	575,000	—	—	0	(3)
Total			$5,750,000	$627.33	(4)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.
(2)	Includes (A) the aggregate of 500,000 units to be issued to public stockholders in the public offering, and 75,000 units which may be issued upon exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any; and (B) shares of common stock, warrants and rights underlying such units.
(3)	No fee pursuant to Rule 457(g)

(4)	Paid herewith

This Registration Statement shall become effective upon filing with the SEC in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This registration statement is being filed pursuant to Rule 462(b) as promulgated under the Securities Act of 1933, as amended, with respect to the registration of 575,000 additional units, each unit consisting of one share of common stock, par value $0.0001, one warrant, and one right to receive one-twentieth (1/20) of a share of common stock upon the consummation of an initial business combination, of Viveon Health Acquisition Corp. (the “Registrant”), a Delaware corporation, which includes 75,000 units that may be purchased by the underwriters to cover over-allotments, if any. Each warrant entitles the holder thereof to purchase one-half (1/2) of a share of common stock at a price of $11.50 per whole share, subject to adjustment. This Registration Statement relates to the Registrant’s Registration Statement on Form S-1, as amended (File No. 333-251112) (the “Prior Registration Statement”), initially filed by the Registrant on December 4, 2020 and declared effective by the Securities and Exchange Commission (the “Commission”) on December 22, 2020. This registration statement is being filed solely to increase the number of units being offered in the public offering. The required opinion of counsel and related consent and accountant’s consent are attached hereto and filed herewith. Pursuant to Rule 462(b), the contents of the Prior Registration Statement, including the exhibits thereto, are incorporated by reference into this Registration Statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits and Financial Statement Schedules.

All exhibits filed with or incorporated by reference in the registrant’s Registration Statement on Form S-1, as amended (File No. 333- 251112), are incorporated by reference into, and shall be deemed to be part of, this Registration Statement, and the following additional exhibits are filed herewith, as part of this Registration Statement:

(a)	The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
5.1	Opinion of Loeb & Loeb LLP.
23.1	Consent of Marcum LLP
23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Norcross, Georgia, on the 23rd day of December, 2020.

VIVEON HEALTH ACQUISITION CORP.

By:	/s/ Jagi Gill
Name:	Jagi Gill
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Jagi Gill and Rom Papadopoulos his or her true and lawful attorney-in-fact, with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ Jagi Gill	Chairman and Chief Executive Officer	December 23, 2020
Jagi Gil	(Principal executive officer)

/s/ Rom Papadopoulos	Chief Financial Officer and Director	December 23, 2020
Rom Papadopoulos	(Principal financial and accounting officer)

/s/ Lishan Aklog	Director	December 23, 2020
Lishan Aklog

/s/ Brian Cole	Director	December 23, 2020
Brian Cole

/s/ Doug Craft	Director	December 23, 2020
Doug Craft

2